UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 26, 2019

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue, Union, New Jersey 07083

(Address of principal executive offices) (Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Interim Chief Executive Officer

On June 26, 2019, Bed Bath & Beyond Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Mary A. Winston, who is a member of the Board of Directors of the Company (the “Board”) and became the Interim Chief Executive Officer of the Company effective as of May 12, 2019. The terms of the Employment Agreement were set by the newly constituted Compensation Committee of the Board upon advice of Arthur J. Gallagher & Co. Human Resources & Compensation Consulting Practice, the Compensation Committee’s independent compensation consultant, and were benchmarked against market practices with respect to compensation of interim chief executive officers at companies with comparable annual revenues.

The Employment Agreement provides for at-will employment without a specified term, an annual base salary equal to $1,100,000, and a grant of shares of time vesting restricted stock under the Company’s 2012 Incentive Compensation Plan equal in value to $1,900,000 based on the average of the high and low per-share trading price of Company common stock on the date of grant (the “TVRS Award”). The TVRS Award was granted to Ms. Winston on June 28, 2019, and will vest on May 12, 2020, subject, in general, to Ms. Winston remaining in the Company’s employ on the vesting date. The Employment Agreement also provides that the TVRS Award will vest in full if, prior to the vesting date, (i) the Company terminates Ms. Winston’s employment other than for “Cause” (including a termination because the Company hires a replacement chief executive officer), (ii) a “constructive termination” of Ms. Winston’s employment occurs, or (iii) Ms. Winston’s employment is terminated due to her death or disability, in each case, subject to Ms. Winston’s execution and non-revocation of a release of claims. “Cause” is defined in the Employment Agreement as when Ms. Winston has: (i) acted in bad faith or with dishonesty; (ii) willfully failed to follow reasonable and lawful directions of the Board; (iii) performed her duties with gross negligence; or (iv) been convicted of a felony. A “constructive termination” is defined in the Employment Agreement as the Company’s material breach of one or more terms of the Employment Agreement.

The description of the Employment Agreement in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Employment Agreement. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between the Company and Mary A. Winston (dated June 26, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC. (Registrant)

Date: July 2, 2019	By:	/s/ Robyn M. D’Elia
Robyn M. D’Elia
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)